EXHIBIT 3.2


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                             DISPLAY.IT HOLDINGS PLC
          Carmelite, 50 Victoria Embankment, London EC4Y ODX (ref: TAM)
                             Fax: 00 44 171 936 266

                      Issue of 1,000,000 Ordinary Shares of
                    5p each at a price of (pound sterling)1 per share

                                APPLICATION FORM

NUMBER OF ORDINARY SHARES         AMOUNT PAID AT (pound sterling)1 PER ORDINARY
APPLIED FOR                       SHARE
 .........................         (pound sterling)............................

Having read the confidential Private Placement Memorandum dated 24 June 1996 (the "Private Placement Memorandum") and subject to the terms and conditions set out below and to the Memorandum and Articles of Association of Display.IT Holdings PLC, the applicant hereby irrevocably applies for the above number of fully paid Ordinary Shares. The applicant confirms and warrants that the applicant has transferred the amount specified above in full to:

         National Westminster Bank Plc
         Law Court, Chancery Lane Branch
         95 Chancery Lane, London  WC2A IDX
         Bank sort code:                                          56 00 16
         Taylor Joynson Garrett client account (Ref:  DIS-4-2):   03666328

The amount is to be held in the client account of Taylor Joynson Garrett, solicitors, on behalf of the applicant until:

(a)      applications have been received by the Company for all the Placing
         Shares;
(b) either a minimum of (pound sterling)1,000,000 cash has been received from the applicants or associates of Shaw & Co. Limited and the Company are satisfied that any outstanding cash is from institutional applicants who have instructed payment from a UK bank; and
(c) admission to OFEX becoming effective on or before Friday 28 June 1996 (or such later date as may be agreed by the Company but in any event no later than Friday 26 July 1996).

The applicant requests and authorizes you to register any shares for which this application is accepted in the name set out below:

APPLICANT'S NAME:
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ADDRESS:
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PHONE NUMBER:
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FAX NUMBER:
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Signature                                        Date:
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                               TERMS & CONDITIONS

1. The applicant hereby acknowledges that the acceptance and basis of allocation of Ordinary Shares is at the absolute discretion of the directors ("the Directors") of Display.IT Holdings plc and that the Directors have reserved the right to reject in whole or in part or to scale down any application including without limitation multiple or suspected multiple application or any application considered by the Directors to have been made by a nominee. If the Placing conditions are not satisfied by 28 July 1996 or if any application is not accepted or is accepted for fewer shares than the number applied for then the application monies or the balance thereof (as the case may be) will be returned without interest by CHAPS payment if Taylor Joynson Garrett have been given the applicant's bank sort code, account number and title of account (or at the discretion of Taylor Joynson Garret by solicitors' cheque in favour of the applicant by post and at the risk of the person entitled thereto the applicant's above address).

2. In consideration of the Directors agreeing to consider and process this application for Ordinary Shares and as a separate contract with the Company which will become binding on dispatch by post of this application form:

         (a) the applicant understands that any application for Ordinary Shares in the Company shall be deemed to be an irrevocable offer up to the value of the application and that such offer shall be deemed to take effect on dispatch by post of this application form;

         (b) the applicant confirms that the applicant is not relying on any information or representation in relation to the Company other than that contained in the Private Placement Memorandum and agrees that neither the Company nor any person responsible for the Private Placement Memorandum shall have any liability for any information or representation not so contained;

         (c) the applicant hereby authorizes Taylor Joynson Garrett to send any monies returnable to the applicant either by CHAPS payment or by cheque by first class post at the applicant's risk to the address given above;

         (d) the applicant agrees to accept the same or lesser number of Ordinary Shares in respect of which this application may be accepted;

         (e) the applicant warrants that the applicant is entitled to subscribe for Placing Shares under the laws of all relevant jurisdictions applicable to the applicant and that the applicant has fully observed such laws and obtained all governmental and other consents which may be required thereunder and complied with all necessary formalities; and

         (f) the applicant warrants that the applicant is not, nor is the applicant applying on behalf of a person who is, under the age of 18.

3. The applicant declares that the applicant has read, understood and agrees to the terms and conditions contained in the Private Placement Memorandum and this application form and has taken all the appropriate professional advise on the special risks involved in participating in an investment of this nature and the applicant understands that this application is made upon the terms of the Private Placement Memorandum and this application form.



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4.       The applicant acknowledges that in relation to the transactions described in the Private Placement Memorandum, advisors to the Company mentioned therein are acting for the Company and not for the applicant's account and that accordingly they will not be responsible to me for the providing protections afforded to their clients, for advising the applicant on any transaction described therein or for insurance that any such transaction is suitable for the applicant.

5. Terms and expressions used in this application form shall have the meaning set out in the Private Placement Memorandum unless the context requires otherwise.

6. The terms and conditions of the Placing and this application will be governed by, and construed in accordance with, the laws of England and the applicant agrees to submit to the jurisdiction of the courts of England.




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                             SCHEDULE TO EXHIBIT 3.2


         Placing Letters substantially identical in all material respects to the form of Placing Letter filed herewith as Exhibit 3.2 were entered into with the 19 investors listed below. The material details of the Placing Letters are identified.

             1) Placing Letter by and between Display.IT Holdings plc and Deutsche Bank AG with respect to the application for 125,000 Ordinary Shares at (pound sterling)1 per Ordinary Share, dated June 25, 1996

             2) Placing Letter by and between Display.IT Holdings plc and James Calvocoressi with respect to the application for 10,000 Ordinary Shares at (pound sterling)1 per Ordinary Share, dated June 26, 1996

             3) Placing Letter by and between Display.IT Holdings plc and AURIGEST Company LTD with respect to the application for 50,000 Ordinary Shares at (pound sterling)1 per Ordinary Share, dated June 25, 1996

             4) Placing Letter by and between Display.IT Holdings plc and Assets Nominees Limited with respect to the application for 40,000 Ordinary Shares at (pound sterling)1 per Ordinary Share, dated June 25, 1996

             5) Placing Letter by and between Display.IT Holdings plc and St. Michael Nominees Limited with respect to the application for 20,000 Ordinary Shares at (pound sterling)1 per Ordinary Share, dated June 25, 1996

             6) Placing Letter by and between Display.IT Holdings plc and Glyn Mills Nominees (Lombard Street) Limited with respect to the application for 90,000 Ordinary Shares at (pound sterling)1 per Ordinary Share, dated June 26, 1996

             7) Placing Letter by and between Display.IT Holdings plc and Dr. Christopher McFadden with respect to the application for 15,000 Ordinary Shares at (pound sterling)1 per Ordinary Share, dated June 25, 1996

             8) Placing Letter by and between Display.IT Holdings plc and Clariden Bank with respect to the application for 20,000 Ordinary Shares at (pound sterling)1 per Ordinary Share, dated June 25, 1996

             9) Placing Letter by and between Display.IT Holdings plc and Anderson Finance Ltd with respect to the application for 25,000 Ordinary Shares at (pound sterling)1 per Ordinary Share, dated June 25, 1996

            10) Placing Letter by and between Display.IT Holdings plc and Roy Nominees Limited with respect to the application for 20,000 Ordinary Shares at (pound sterling)1 per Ordinary Share, dated June 27, 1996

            11) Placing Letter by and between Display.IT Holdings plc and Ranelagh Nominees Ltd with respect to the application for 10,000 Ordinary Shares at (pound sterling)1 per Ordinary Share, dated June 26, 1996



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            12)   Placing Letter by and between Display.IT Holdings plc and J.P.
Jenkins Ltd with respect to the application for 10,000 Ordinary Shares at (pound sterling)1 per Ordinary Share, dated June 25, 1996

            13) Placing Letter by and between Display.IT Holdings plc and Glendower Limited with respect to the application for 25,000 Ordinary Shares at (pound sterling)1 per Ordinary Share, dated June 25, 1996

            14) Placing Letter by and between Display.IT Holdings plc and Diamond Crescent Ltd with respect to the application for 25,000 Ordinary Shares at (pound sterling)1 per Ordinary Share, dated June 25, 1996

            15) Placing Letter by and between Display.IT Holdings plc and Vivian Gray Nominees Ltd with respect to the application for 10,000 Ordinary Shares at (pound sterling)1 per Ordinary Share, dated June 25, 1996

            16) Placing Letter by and between Display.IT Holdings plc and Lex Trust Company Limited with respect to the application for 10,000 Ordinary Shares at (pound sterling)1 per Ordinary Share, dated June 24, 1996

            17) Placing Letter by and between Display.IT Holdings plc and Vessel LTD with respect to the application for 50,000 Ordinary Shares at (pound sterling)1 per Ordinary Share, dated June 24, 1996

            18) Placing Letter by and between Display.IT Holdings plc and Shaw & Co. Limited with respect to the application for 155,000 Ordinary Shares at (pound sterling)1 per Ordinary Share, dated June 25, 1996

            19) Placing Letter by and between GFM International Investors Ltd and Display.IT Holdings plc with respect to the application for 290,000 Ordinary Shares, not dated